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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2000, except as to the Senior Credit Facility in Note 7 which is as of March 7, 2000 relating to the consolidated financial statements, which appear in Hexcel Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 19, 2000